US Foods Holding Corp. 8-K

Exhibit 99.1

Press Release

US Foods Announces CEO Transition and Board Changes

Pietro Satriano Steps Down as CEO and Will Not Stand for Re-election as Director at 2022 Annual Meeting of Shareholders

Robert M. Dutkowsky to Serve as Executive Chair and Andrew Iacobucci to Serve as Interim CEO

Board Has Commenced Search for Permanent CEO

Appoints James J. Barber, Jr., Scott D. Ferguson and David A. Toy to Board Pursuant to Agreement with Sachem Head

Reaffirms Fiscal Year 2022 Guidance

ROSEMONT, Ill. – May 10, 2022 – US Foods Holding Corp. (NYSE: USFD) (“US Foods” or the “Company”), one of the largest foodservice distributors in the United States, today announced a transition of its Chief Executive Officer. The Company also announced changes to its Board of Directors in connection with a cooperation agreement with Sachem Head Capital Management LP (“Sachem Head”).

CEO Transition

The US Foods Board announced that Pietro Satriano, Chief Executive Officer, is leaving the Company and will not stand for re-election as director at the upcoming 2022 annual meeting of shareholders. Robert M. Dutkowsky has been appointed Executive Chair and Andrew Iacobucci has been appointed Interim Chief Executive Officer. Dutkowsky currently serves as non-executive Chairman of the Board and Iacobucci currently serves as Chief Commercial Officer. To identify a permanent CEO, the Board has formed a five-member search committee.

Dutkowsky said, “After careful consideration, the Board determined that it is time for a change in leadership at US Foods. On behalf of the entire Board, I want to thank Pietro for his dedication and leadership to US Foods over the last 11 years and for guiding the Company through the pandemic. As we navigate this transition, US Foods remains well positioned to capitalize on the opportunities ahead to generate significant value for our shareholders.”

“Since joining the Company in 2017, Andrew has been a proven leader. As our Chief Commercial Officer with in-depth knowledge of our customers, he has been actively involved in our ongoing efforts to profitably drive market share and optimize gross margins – two key pillars of our balanced long-range plan. The Board is grateful that Andrew has agreed to step into the Interim CEO role and is confident he is the right person to lead us through this transition. I look forward to working closely with him and the rest of our exceptional management team as we continue to execute our strategy,” added Dutkowsky.

Iacobucci commented, “US Foods is off to a great start in 2022 and our recent financial performance highlights the strong early progress we are making against the initiatives that support our long-range plan. I look forward to working closely with Bob, the rest of the management team and our associates to continue building our momentum, with a focus on driving improved top and bottom-line results.”

Satriano stated, “It has been an honor to have led such a remarkable team committed to making US Foods one of America’s great food companies, and I am proud of all that we have achieved together. I wish Bob, Andrew and the entire team continued success.”

Board Changes/Cooperation Agreement

Pursuant to the cooperation agreement with Sachem Head, the Board’s Nominating and Corporate Governance Committee has appointed James J. Barber, Jr., Scott D. Ferguson and David A. Toy as new independent directors, effective May 18, 2022. Ferguson and Toy will join the CEO search committee.

Following the 2022 annual meeting of shareholders on May 18, the US Foods Board will be comprised of 13 directors, all of whom will be independent. This includes the additions of Barber, Ferguson and Toy, and the departure of John A. Lederer, who has informed the Company that he is not standing for re-election.

“We are pleased to welcome Jim, Scott and David to our Board,” said Dutkowsky. “Each brings experience in key areas relevant to our business that will be valuable as we continue to implement our long-range plan, including supply chain, food industry leadership and corporate governance.”

Scott Ferguson, Founder and Managing Partner of Sachem Head, said, “Today’s agreement is the result of a constructive dialogue with US Foods’ Board about future opportunities for the Company to deliver on its long-range plan and generate value for all shareholders. I look forward to a collaborative relationship with Bob and the rest of the Board, and to helping US Foods identify a permanent CEO to lead its next chapter of growth.”

Sachem Head has also agreed to customary standstill, voting and other provisions. The full cooperation agreement between US Foods and Sachem Head will be filed on a Form 8-K with the Securities and Exchange Commission (the “SEC”).

The Company will file with the SEC a supplement to its definitive proxy statement, filed April 11, 2022, in connection with the changes described in this release.

Outlook for Fiscal Year 2022

The Company reaffirms the fiscal year 2022 guidance provided on February 17, 2022.

Advisors

Centerview Partners LLC and J.P. Morgan Securities LLC are acting as financial advisors to US Foods. Sidley Austin LLP is serving as legal counsel to US Foods. Olshan Frome Wolosky LLP is acting as legal counsel to Sachem Head.

About Robert M. Dutkowsky

With substantial leadership experience, Dutkowsky has been the Company’s non-executive Chairman of the Board since February 2022 and a director since January 2017. He served as Executive Chairman of Tech Data Corporation, a multinational distribution company specializing in IT products and services, from 2018 to 2020 and as Chief Executive Officer of Tech Data from 2006 to 2018. Prior to joining Tech Data, Dutkowsky served as President, Chief Executive Officer, and Chairman of the board of directors of Egenera, Inc., a software company, from 2004 until 2006, President, Chief Executive Officer, and Chairman of the Board of Directors of J.D. Edwards & Co., Inc., a software supply chain company, from 2002 until 2004, and President, Chief Executive Officer, Chairman of the board of directors of GenRad, Inc., an electronic equipment manufacturer, from 2000 until 2002. He also served as both Executive Vice President, Markets and Channels from 1997 to 1999 and President, Data General in 1999, at EMC Corporation, a data storage manufacturer. He began his career at IBM, a technology company, where he served in several senior management positions. Dutkowsky serves on the board of directors of Pitney Bowes Inc., Raymond James Financial, Inc. and The Hershey Company.

About Andrew Iacobucci

As Chief Commercial Officer, Iacobucci leads the company’s merchandising, pricing and local sales functions, with a focus on developing go-to-market strategies that differentiate US Foods and help the company best serve foodservice operators across the country. Iacobucci previously served as Chief Merchandising Officer. He joined US Foods in 2017. Prior to joining US Foods, Iacobucci served as Executive Vice President, Merchandising for retailer Ahold USA, where he led all facets of the company’s merchandising operations in the United States. Prior to joining Ahold, he spent 10 years at Loblaw Companies Limited, a leading Canadian food retailer, where he served in several senior roles including president of the company’s discount supermarket business. Iacobucci is a graduate of Queen’s University in Kingston, Ontario and University of Toronto Law School.

About James J. Barber, Jr.

Barber is the former Chief Operating Officer of United Parcel Service, Inc. (“UPS”) (NYSE: UPS), one of the world’s largest package delivery companies. Barber began his career in 1985 as a package delivery driver for UPS in Atlanta, Georgia after obtaining his Finance degree from Auburn University. He then spent more than 30 years at UPS holding roles of increasing responsibility within the US, followed by relocating to Europe and becoming President of UPS Europe. Barber then relocated back to the US to become President of UPS International and join the UPS Management Committee. Barber previously served as a trustee for The UPS Foundation, on the boards of UNICEF and the Folks Center for International Business at the Darla Moore School of Business.

About Scott D. Ferguson

Ferguson is the founder and managing partner of Sachem Head Capital Management LP, a value-oriented investment management firm based in New York. Prior to founding Sachem Head, he spent nine years at Pershing Square Capital Management, L.P. Prior to Pershing Square, Ferguson served as a vice president at American Industrial Partners LLC, an operations focused private equity firm, from 1999 to 2001. Ferguson was also a business analyst at McKinsey & Company from 1996 to 1999. He currently serves on the boards of directors of Olin Corporation (NYSE: OLN), Elanco Animal Health Incorporated (NYSE: ELAN), and the Henry Street Settlement, and he is also a member of the Robin Hood Leadership Council. He previously served on the board of directors of Episcopal Charities of the Diocese of New York and is a former director of Autodesk, Inc. (NASDAQ: ADSK), a leading design & engineering software company.

About David A. Toy

Toy currently serves as the Chief Executive Officer of Heartisan Foods Inc., an omni-channel market leader in smoked, flavored, and kosher all-natural cheese. Previously, he served in numerous positions for Sauer Brands, Inc., a manufacturer of food products, and as Chief Financial Officer for Diversey Inc., a provider of cleaning and hygiene products. Prior to that, he held a variety of positions at The Kraft Heinz Company (NASDAQ: KHC), one of the largest food and beverage companies in the world, including as President, US Foodservice. His other experience includes corporate planning and financial roles at Lexmark International, Inc. and Eastman Chemical Company (NYSE: EMN). Toy serves as a member of the board of directors of QBD & Minus Forty Technologies Corp., a North American designer and manufacturer of refrigerated marketing solutions.

About US Foods

With a promise to help its customers Make It, US Foods is one of America’s great food companies and a leading foodservice distributor, partnering with approximately 250,000 restaurants and foodservice operators to help their businesses succeed. With 69 broadline locations and more than 80 cash and carry stores, US Foods and its 28,000 associates provides its customers with a broad and innovative food offering and a comprehensive suite of e-commerce, technology and business solutions. US Foods is headquartered in Rosemont, Ill. Visit www.usfoods.com to learn more.

About Sachem Head Capital Management

Sachem Head is an investment manager founded in 2012 by Scott D. Ferguson. The firm employs a concentrated, value-oriented investment strategy and is primarily focused on equity investments in North America and Europe.

Additional Information

On April 11, 2022, the Company filed a definitive proxy statement, an accompanying WHITE proxy card and other relevant documents with the SEC in connection with the solicitation of proxies from the Company's shareholders for the 2022 annual meeting. The Company will file a supplement to its definitive proxy statement in connection with the changes described in this release. SHAREHOLDERS OF THE COMPANY ARE STRONGLY ENCOURAGED TO READ THE DEFINITIVE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ALL OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY AS THEY CONTAIN IMPORTANT INFORMATION. Shareholders may obtain a copy of the definitive proxy statement, an accompanying WHITE proxy card, any amendments or supplements to the definitive proxy statement and other documents filed by the Company with the SEC at no charge at the SEC's website at www.sec.gov. Copies will also be available at no charge in the “SEC Filings” subsection of the “Financial Information” section of the Company's Investor Relations website at https://ir.usfoods.com/investors or by contacting info@okapipartners.com.

Forward-Looking Statements

Statements in this release which are not historical in nature are “forward-looking statements” within the meaning of the federal securities laws. These statements often include words such as “believe,” “expect,” “project,” “anticipate,” “intend,” “plan,” “outlook,” “estimate,” “target,” “seek,” “will,” “may,” “would,” “should,” “could,” “forecast,” “mission,” “strive,” “more,” “goal,” or similar expressions and are based upon various assumptions and our experience in the industry, as well as historical trends, current conditions and expected future developments. However, you should understand that these statements are not guarantees of performance or results and there are a number of risks, uncertainties and other factors that could cause our actual results to differ materially from those expressed in the forward-looking statements, including, among others: cost inflation/deflation and commodity volatility; competition; reliance on third party suppliers; interruption of product supply or increases in product costs; changes in our relationships with customers and group purchasing organizations; our ability to increase or maintain the highest margin portions of our business; effective integration of acquisitions; achievement of expected benefits from cost savings initiatives; fluctuations in fuel costs; economic factors affecting consumer confidence and discretionary spending; changes in consumer eating habits; our reputation in the industry; labor relations and costs; access to qualified and diverse labor; cost and pricing structures; changes in tax laws and regulations and resolution of tax disputes; governmental regulation; product recalls and product liability claims; adverse judgments or settlements resulting from litigation; disruptions of existing technologies and implementation of new technologies; cybersecurity incidents and other technology disruptions; management of retirement benefits and pension obligations; extreme weather conditions, natural disasters and other catastrophic events; risks associated with intellectual property, including potential infringement; indebtedness and restrictions under agreements governing indebtedness; potential interest rate increases; risks related to the impact of the ongoing COVID-19 outbreak on our business, suppliers, consumers, customers and employees; and potential costs associated with shareholder activism.

For a detailed discussion of these risks, uncertainties and other factors that could cause our actual results to differ materially from those anticipated or expressed in any forward-looking statements, see the section entitled “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended January 1, 2022, which was filed with the Securities and Exchange Commission (“SEC”) on February 17, 2022. Additional risks and uncertainties are discussed from time to time in current, quarterly and annual reports filed by the Company with the SEC, which are available on the SEC’s website at www.sec.gov. Additionally, we operate in a highly competitive and rapidly changing environment; new risks and uncertainties may emerge from time to time, and it is not possible to predict all risks nor identify all uncertainties. The forward-looking statements contained in this release speak only as of the date of this release and are based on information and estimates available to us at this time. We undertake no obligation to update or revise any forward-looking statements, except as may be required by law.

Investor Contacts

Snehal Shah

847-720-8109

Snehal.Shah@usfoods.com

Bruce Goldfarb / Pat McHugh

Okapi Partners

212-297-0720

info@okapipartners.com

Media Contacts

Bryan Locke / Hayley Cook

Sard Verbinnen & Co

USFoods-SVC@sardverb.com

Jamie Moser / Matthew Sherman

Joele Frank, Wilkinson Brimmer Katcher

212-355-4449

For Sachem Head:

Longacre Square Partners

Dan Zacchei / Miller Winston

DZacchei@longacresquare.com / MWinston@longacresquare.com